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                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 21, 2000, except as to Note 15, which is as of August 2, 2000 relating to the financial statements of Inspire Pharmaceuticals, Inc., which appears in the Rule 424(b) prospectus filed with the Securities and Exchange Commission on August 3, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
February 28, 2001